Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary Shares of Burning Rock Biotech Limited, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the dates below.

GIC PRIVATE LIMITED

By:	/s/ Diane Liang Weishan
Name:	Diane Liang Weishan
Title:	Senior Vice President
Date:	February 9. 2024

By:	/s/ Toh Tze Meng
Name:	Toh Tze Meng
Title:	Senior Vice President
Date:	February 9, 2024

GIC SPECIAL INVESTMENTS PRIVATE LIMITED

By:	/s/ Jo-Ann Khor Huey Ming
Name:	Jo-Ann Khor Huey Ming
Title:	Authorized Signatory
Date:	February 9, 2024

OWAP INVESTMENT PRIVATE LIMITED

By:	/s/ Holger Dirk Michaelis
Name:	Holger Dirk Michaelis
Title:	Director
Date:	February 9, 2024